UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2007 (August 31, 2007)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350

New York, New York 10271

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of New Directors

On September 6, 2007, the Board of Directors (the “Board”) of ACI Worldwide, Inc. (the “Company”), pursuant to Section 12 of the Company’s Amended and Restated Bylaws (the “Bylaws”), increased the authorized number of directors from five to seven and, pursuant to Section 13 of the Bylaws, elected Alfred R. Berkeley, III and Jan H. Suwinski to serve as independent directors.  Mr. Berkeley and Mr. Suwinski will each serve until the 2008 Annual Meeting of Stockholders and thereafter, until his respective successor is duly elected and qualified.  Mr. Berekely will serve as a member of the Board’s audit committee and Mr. Suwinski will serve as a member of the Board’s compensation committee.

Mr. Berkeley currently serves as Chairman and Chief Executive Officer of Pipeline Trading Systems LLC.  He was appointed Vice Chairman of the NASDAQ Stock Market Inc. in July 2000, serving through July 2003, and served as President of NASDAQ from 1996 until 2000. From 1972 to 1996, Mr. Berkeley served in a number of capacities at Alex. Brown & Sons Inc. Most recently, he was Managing Director and Senior Banker in the corporate finance department where he financed computer software and electronic commerce companies.  He joined Alex. Brown & Sons Inc. as a research analyst in 1972 and became a general partner in 1983. From 1985 to 1987, he served as head of information services for the firm. He also served as a captain in the United States Air Force and a major in the United States Air Force Reserve. Mr. Berkeley holds a B.A. from the University of Virginia and received his M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Berkley also serves as a director of Kintera, Inc. (NASDAQ: KNTA) and Webex Communications, Inc. which was acquired by Cisco Systems, Inc. (NASDAQ: CSCO) in May 2007. Mr. Berkeley is 62 years old.

Mr. Suwinski has been a Professor of Business Operations at the Samuel Curtis Johnson Graduate School of Management at Cornell University in Ithaca, New York since 1997.  From 1992 to 1996, he served as the Chairman of Siecor Corporation and from 1990 to 1996, he served as Executive Vice President of the Opto Electronics Group, Corning Incorporated.  Mr. Suwinski holds an M.B.A. and B.M.E. from Cornell University.  Mr. Suwinski is also a director of Tellabs, Inc. (NASDAQ: TLAB) and Thor Industries, Inc. (NYSE: THO).  Mr. Suwinski also serves as a director on two private company boards.  Mr. Suwinski is 65 years old.

There is no agreement or understanding between either Mr. Berkeley or Mr. Suwinski and any other person pursuant to which either individual was appointed to the Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence which conform to the independence requirements in the National Association of Securities Dealers listing standards.  In accordance with these guidelines, the Board has determined that Messrs. Berkeley and Suwinski are independent.  Neither Mr. Berkeley nor Mr. Suwinski is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)           The First Amendment to Employment Agreement with ACI Worldwide, Inc.

On September 5, 2007, the Company and Philip G. Heasley entered into the First Amendment to Employment Agreement.  The First Amendment to Employment Agreement makes three changes to the certain employment agreement between the Company and Philip G. Heasley dated March 5,

2005 (the “Employment Agreement”): (1) providing that, effective as of July 30, 2007, Philip G. Heasley’s base salary was increased by $50,000 to $550,000 per year; (2) extending the Initial Employment Period (as defined in the Employment Agreement) by two years to March 8, 2011; and (3) deleting, in its entirety, the change-in-control severance compensation agreement attached to the Employment Agreement, replacing it with the Change-In-Control Employment Agreement described below as revised by Exhibit B to the Employment Agreement.

A copy of the First Amendment to Employment Agreement is attached hereto as Exhibit 10.1.

(e)           Change-In-Control Employment Agreements

The Company entered into a Change-In-Control Employment Agreement (the “Change-In-Control Agreement”) with each of Dennis P. Byrnes, Richard N. Launder, Henry C. Lyons, Craig Maki, David N. Morem and Mark R. Vipond on August 31, 2007 and with Mr. Heasley on September 5, 2007 as disclosed above (each an “Executive”).  The Change-In-Control Agreement replaces and supersedes the form of the change-in-control severance compensation agreement formerly in place with each of the Executives.

The Change-In-Control Agreement provides that the Company will employ the Executive for a two-year period following a change-in-control (the “Employment Period”).  During the Employment Period, the Company will (i) pay the Executive a base salary equal to the highest annual rate of base salary paid or payable to the Executive for the 12-month period prior to the change-in-control, (ii) award the Executive for each fiscal period during the Employment Period total annual and quarterly bonus opportunities equal to at least the Executive’s target annual and quarterly bonus opportunities for the year in which the change-in-control occurs, and (iii) allow the Executive opportunities to participate in the Company’s incentive, savings and retirement plans to an extent no less favorable than opportunities provided for by the Company in the 120-day period prior to the effective date.

The Change-In-Control Agreement also sets forth the obligations of the Company in the event the Executive’s employment terminates during the Employment Period.  The following is a summary of such obligations of the Company.

Termination of Employment Other Than for Cause or by Executive for Good Reason.  The Change-In-Control Agreement provides that if the Company terminates the Executive’s employment other than for cause or the Executive’s death or disability, or the Executive terminates his employment for good reason, the Executive will be entitled to receive from the Company certain payments and benefits. These payments and benefits include (1) the lump sum of (a) the Executive’s unpaid current year annual base salary through the date of termination, a portion of current year bonus based on the current year target annual bonus, pro rated through the date of termination and any accrued and unpaid vacation pay (together, the “Accrued Obligations”), plus (b) two or, in the case of Mr. Heasley only, three times, the sum of the annual base salary and target annual bonus; (2) continued participation at the Company’s cost in welfare benefits plans in which the Executive would have been participating, for two or, in the case of Mr. Heasley only, three years, from the date of termination or until the Executive receives equivalent benefits from a subsequent employer, in which case, welfare benefits plans provided pursuant to the Change-In-Control Agreement shall be secondary to those provided under such other plans during the applicable period of eligibility; (3) outplacement services at the Company’s sole expense not to exceed $50,000; and (4) any unpaid amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company or the affiliated companies at or subsequent to the date of termination (the “Other Benefits”).

Death.  The Change-In-Control Agreement provides that if the Executive’s employment is terminated by reason of the Executive’s death the Company shall provide the Executive’s estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the Change-In-Control Agreement.

Disability.  The Change-In-Control Agreement provides that if the Executive’s employment is terminated by reason of the Executive’s disability the Company shall provide the Executive with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the Change-In-Control Agreements.

Termination of Employment for Cause or by Executive other than for Good Reason.  The Change-In-Control Agreement provides that if the Executive’s employment is terminated for cause the Company shall provide the Executive with the Executive’s annual base salary through the date of termination, and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the Change-In-Control Agreement.  If the Executive voluntarily terminates employment, excluding a termination for good reason, the Company shall provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the Change-In-Control Agreements.

In addition, the Change-In-Control Agreements provide that in the event any payment would be subject to excise tax, then the Executive shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and excise tax imposed upon the Gross-Up Payment, but excluding any income taxes and penalties imposed pursuant to Section 409A of the Internal Revenue Code of 1986, as amended the Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the payments.

A copy of the form of Change-in-Control Agreement for all Executives other than Mr. Heasley is attached hereto as Exhibit 10.2.  A copy of Mr. Heasley’s Change-In-Control Agreement is included in Exhibit 10.1 below.

Item 9.01. Financial Statements and Exhibits.

10.1         First Amendment to Employment Agreement between the Company and Philip G. Heasley dated September 5, 2007.

10.2         Form of Change-In-Control Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

/s/ Dennis P. Byrnes
Dennis P. Byrnes
Senior Vice President

Date:  September 7, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

Exhibit 10.1	First Amendment to Employment Agreement between the Company and Philip G. Heasley dated September 5, 2007.

Exhibit 10.2	Form of Change-In-Control Employment Agreement